                                                                    EXHIBIT 10.7



                           STANDARD INSURANCE COMPANY

                       AMENDED AND RESTATED SUPPLEMENTAL
                           DEFERRED COMPENSATION PLAN
                      FOR SENIOR OFFICER MANAGEMENT GROUP



     It has been the preexisting policy and practice of Standard Insurance Company to adopt deferred compensation plans for selected key employees. The Supplemental Deferred Compensation Plan stated herein is adopted in order to augment the deferred compensation plans currently in effect for selected key employees and to extend to these employees additional benefits.

                            ARTICLE I. Definitions
                            ----------------------

     1.1  "Board" shall mean the Board of Directors of Standard.

     1.2 "Supplemental Deferred Compensation Agreements" shall mean those individual agreements to defer compensation entered into between the Participants and Standard, substantially in the form attached hereto as Exhibit A.

     1.3 "Minimal Annual Salary" shall mean all amounts which (a) will be earned in calendar years next succeeding the calendar year during which the Supplemental Deferred Compensation Agreement is executed, and (b) would constitute "Compensation" under the Standard Insurance Company Employees and Agents Deferred Compensation Plan Restatement Plan (1992) ("the 401(k) Plan")without giving effect to any limitation imposed by Internal Revenue Code
Section 401(a)(17) computed as if any amounts which would be currently paid but for elective deferrals pursuant to this


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Plan or the Deferred Compensation Plan for Senior Office Management Group were currently paid and not deferred.

     1.4 "Participant" shall mean a member of the Senior Officer Management Group who has entered into a Supplemental Deferred Compensation Agreement with Standard and who therefore is entitled to benefits under the Plan in accordance with its terms.

     1.5 "Plan" means this Supplemental Deferred Compensation Plan for the Senior Officer Management Group as it may be from time to time amended.

     1.6 "Normal Retirement Date" shall mean the earlier of the last day of the month in which the Participant becomes age 65, or the last day of the month in which Participant has reached Early Retirement Date.

     1.7 "Early Retirement Date" is the date as of which Participant is not less than fifty-five (55) years of age and the total of Participant's age plus his years of service with Standard equal at least eighty (80). For purposes of this provision, a year of service shall mean a calendar year in which Participant was employed by Standard for not less than six (6) months. The period of time a Participant is employed by Standard shall include the time that a Participant is on total and permanent disability status.

     1.8 "Senior Officer Management Group" shall mean the President and Chief Executive Officer; Senior Vice President-Individual Insurance; Senior Vice President - Group Insurance;


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Senior Vice President - Investments; Vice President - Information Systems; Vice
President and Controller; Corporate Secretary; Vice President - Group Insurance Sales; and Vice President - Individual Insurance Sales. These officers constitute a select group of highly compensated individuals.

     1.9 "Standard" shall mean Standard Insurance Company, a life insurance company organized and existing under the laws of the state of Oregon.

     1.10 "Supplemental Deferred Compensation" shall mean the amounts deferred pursuant to Paragraph 2.2 and the matching amounts credited pursuant to Paragraph 2.3, plus interest accrued prior to January 1, 1995, plus amounts credited and less amounts debited by reason of Net Adjustments pursuant to Paragraph 3.4 determined as of the end of the calendar quarter immediately preceding the time of payment of the first installment or lump sum as specified herein.

                 ARTICLE II. Eligibility and Amounts Deferred
                 --------------------------------------------

     2.1  Eligibility. Each member of the Senior Officer Management Group shall
          -----------
be eligible to become a Participant in this Plan. An eligible member may become a Participant in this Plan by entering into a Supplemental Deferred Compensation Agreement with Standard. Such Supplemental Deferred Compensation Agreements are by this reference incorporated herein and together with this document constitute the written Plan.


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     2.2  Deferred Compensation. Each Participant shall be entitled to elect an
          ---------------------
annual deferral of an amount equal to not more than Participant's Supplemental Deferral Amount. Participant's Supplemental Deferral Amount is 3 percent of Participant's Minimal Annual Salary after reduction by the Elective Amount, if any, deferred pursuant to the Deferred Compensation Plan for Senior Officer Management Group; provided that the amount deferred in any calendar year may not exceed the limitation on exclusion for elective deferrals under (S)(S)402 (g) of the Internal Revenue Code of 1986 ("Code"), which is $7,000 subject to cost of living adjustments pursuant to (S)(S)402 (g) (5) of the Code. The amount deferred is hereafter referred to as "Deferred Compensation."

     The Participant shall agree to defer only compensation which will be earned commencing in the calendar year next succeeding the year during which the Deferred Compensation Agreement is executed. Deferral shall be on an annual basis. For deferrals after December 31, 1994, the Participant shall give written notice to Standard each year of such election to defer and the amount to be deferred. Such notice must be given not later than December 31 of the year preceding the year in which any of the compensation to be deferred is earned. Failure to give such notice shall constitute forfeiture of the right to defer amounts pursuant to this paragraph until January 1 of the succeeding year. For deferrals before January 1, 1995, an election to defer


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hereunder shall continue on an annual basis until a timely written notice is given to Standard at which time the election shall expire as to amounts earned after the expiration of the calendar year in which such notice is received by Standard.

     2.3  Matching Amounts. Standard shall credit to each Participant an amount
          ----------------
equal to 1.5 times the amounts deferred by Participant pursuant to Paragraph 2.2 at such times as such amounts are credited to the Participant's account pursuant to Paragraph 3.1. The amounts credited by Standard pursuant to this Paragraph
2.3 are hereafter referred to as "Matching Amounts."


             ARTICLE III. Memorandum Accounts and Net Adjustments
             ----------------------------------------------------

     3.1  Separate Memorandum Accounts. Standard shall maintain in its records a
          ----------------------------
separate Memorandum Account of the Deferred Compensation and the Matching Amounts credited under this Plan for each Participant. A credit to this Memorandum Account shall be made each month in an amount equal to the compensation subject to the election to defer pursuant to Paragraph 2.2 which would have been paid to Participant in such month but for such election to defer. In addition, Standard shall credit the Memorandum Account with the Matching Amount pursuant to Paragraph 2.3. Standard may at its option for the purpose of convenience maintain separate Memorandum Accounts for the Deferred Compensation and the Matching Amounts.


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     3.2  Creation of Subaccounts Within Separate Memorandum Account. The
          ----------------------------------------------------------
separate Memorandum Account shall consist of two subaccounts, a self-directed subaccount and a nonself-directed subaccount. Amounts in the separate
Memorandum Account shall be allocated to the nonself-directed subaccount unless Participant affirmatively designates amounts to be allocated to Participant's self-directed subaccount. The amounts allocated to Participant's self-directed subaccount shall be subject to a Net Adjustment determined as set forth in Paragraph 3.4(b), as if the amounts credited were invested in investments selected by Participant from the investment options available to Participants in the 401(k) Plan ("Participant Directed Investments"). The amounts allocated to Participant's nonself-directed subaccount shall be subject to a Net Adjustment determined as set forth in Paragraph 3.4(a).

     3.3  Self-Directed Subaccounts.
          -------------------------

          (a) Designation of Amount to Be Allocated to Subaccount. Participant
              ---------------------------------------------------
may designate on his annual deferral election whether all or any portion of the amounts deferred under such election are to be credited to his self-directed subaccount.

          (b) Limitations on Amount Allocated to Self-Directed Subaccount.
              -----------------------------------------------------------
Prior to April 1, 1995, Participant may direct in writing that up to the greater of $5,000 or fifty percent (50%) of the total amounts credited in his separate Memorandum Account be credited to Participant's self-directed subaccount. Not more


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frequently than once in each calendar year quarter commencing after April 1,
1995, a Participant may direct in writing that not more than the greater of $5,000 or five percent (5%) of the amounts allocated to his nonself-directed subaccount are to be credited to his self-directed subaccount.

          (c) Exception to the Limitation on Amount Allocated to Self-Directed
              ----------------------------------------------------------------
Subaccount. In the case of a Participant who designates in writing prior to
----------
April 1, 1995 to have the entire amount in his nonself-directed subaccount be credited to his self-directed subaccount, the amount in the nonself-directed subaccount shall be transferred to Participant's self-directed subaccount over a five-year period in quarterly increments. The amount of each quarterly increment shall be determined by multiplying the amounts credited to the nonself-directed subaccount by a fraction, the numerator of which is one and the denominator of which is the number of quarterly incremental payments remaining to be made within the five-year period.

     3.4  Determination of Net Adjustments. The amount in the Memorandum Account
          --------------------------------
of each Participant shall be subject to a Net Adjustment determined as follows:

          (a) As to amounts allocated to Participant's nonself-directed subaccount, commencing January 1, 1995, Standard shall apply a Net Adjustment equal to the Net Adjustment which would be applied under the 401(k) Plan, if such amounts were held under the 401(k) Plan and not in participant directed account under


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such Plan, at such times and in such manner as such Net Adjustment is determined pursuant to the 401(k) Plan.

          (b) As to amounts allocated to Participant's self-directed subaccount, Standard shall apply a Net Adjustment equivalent to the Net Adjustment which would be applied to participant directed accounts under the 401(k) Plan, determined as if the amount in the self-directed subaccount were invested in the Participant Directed Investments, at such times and in such manner as such Net Adjustment is determined pursuant to the 401(k) Plan.

     Unless otherwise designated, Net Adjustment in this Agreement shall refer to the aggregate Net Adjustment to both the Participant's self-directed subaccount and Participant's nonself-directed subaccount.

          (c) Effective Date of Allocations and Investments Selection. For
              -------------------------------------------------------
purposes of determining the Net Adjustment, any designation made by Participant to allocate or re-allocate amounts between the subaccounts or any selection of Participant Directed Investments in the self-directed subaccount shall be effective for purposes of this Plan only prospectively as of the first day of the calendar quarter beginning not sooner than fifteen (15) days following receipt by Standard of a written directive from Participant.

     3.5  Application of Net Adjustments. Net Adjustments shall continue to be
          ------------------------------
applied to the separate Memorandum Accounts


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between the time a Participant ceases for any reason to be employed by Standard and the time of payment of the first installment (or the lump sum) as specified herein. From the time of payment of the first installment until payment of the final installment or lump sum, the remaining balance of the Supplemental Deferred Compensation, or the portion thereof payable to Participant, if less, shall continue to be subject to Net Adjustments determined as set forth in Paragraph 3.4.

     3.6  No Special Fund. The aggregate of the Deferred Compensation and
          ---------------
Matching Amounts together with Net Adjustments shall not be set aside in a special fund for the Participants but rather a bookkeeping account called a Memorandum Account shall be used by Standard for this purpose.

                          ARTICLE IV. Future Payments
                          ---------------------------

     4.1  Amounts Payable. Subject to Paragraph 4.5, the aforesaid deferred
          ---------------
compensation shall be payable to Participant only as follows:

          (a) Normal Retirement. When Participant has retired from Standard's
              -----------------
full-time employ on or after Participant's Normal Retirement Date, the Participant shall be paid the Supplemental Deferred Compensation, adjusted for Net Adjustments, in the manner provided under Paragraph 4.2.

          (b) Total and Permanent Disability. In the event that a Participant
              ------------------------------
shall become totally and permanently disabled so


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that the Participant cannot perform the functions of the Participant's employment with Standard, then upon such Participant's Normal Retirement Date, the Participant shall be paid the Supplemental Deferred Compensation, adjusted for Net Adjustments, in the manner provided under Paragraph 4.2.

          (c) Death.
              -----

              (i) In the event of Participant's death before the Supplemental Deferred Compensation, adjusted for Net Adjustments, shall have been paid to the Participant in full, payment of the amounts to which Participant is entitled under this Plan shall be made to the Participant's spouse in the manner in which such amounts would have been paid to Participant pursuant to Paragraph 4.2, except that the lump sum payment shall be made or the installment payments shall commence, as the case may be, in the month following the date of death of Participant.

              (ii) If Participant's spouse should predecease Participant or die after the Participant's death but before the amount specified in (i) above has been paid in full, or if the Participant has no spouse, the unpaid amount shall be paid in a lump sum to such person who has been previously designated by Participant in a writing accepted and approved in writing by Standard, or, if none, to the estate of Participant's spouse or the estate of Participant if Participant had no spouse. Such payment shall be made within sixty (60) days of the date of death


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of the last to die of the Participant or the Participant's spouse.

          (d) Termination. In the event Participant voluntarily terminates
              -----------
employment with Standard or Standard terminates Participant's employment with Standard prior to the Normal Retirement Date, the Supplemental Deferred Compensation, adjusted for Net Adjustments shall be payable in the manner provided under Paragraph 4.2.

     4.2  Payments. The manner of payment of the Supplemental Deferred
          --------
Compensation (as defined in Paragraph 1.10) payable to Participant pursuant to the applicable provisions of Paragraph 4.1 shall be as specified in the annual election made by the Participant pursuant to Paragraph 2.2 or, if no manner of payment has been specified, in installments as provided in Paragraph 4.3(a).

     4.3  Election. Participant may elect either a lump sum payment or
          --------
installment payments as the manner in which the amount of Supplemental Deferred Compensation payable to Participant pursuant to the applicable provisions of Paragraph 4.1 shall be paid to Participant. Such election shall be specified in writing on the notice of election to make a voluntary deferral submitted pursuant to Paragraph 2.2 and shall apply to the amounts deferred pursuant to the election and the matching credits thereon, as well as the Net Adjustments. Such election shall be irrevocable.

          (a) In the event Participant makes no election of a manner of payment pursuant to Paragraph 4.3, with respect to any


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amounts deferred, payment of such amounts, together with matching credits applicable thereto, adjusted for Net Adjustments shall be made pursuant to the installment method. Under the installment method, the Supplemental Deferred Compensation payable to Participant shall be paid in level monthly installments equal to 1 percent of such amount. These payments shall commence in the first month after the Participant shall have reached Normal Retirement Date and is no longer in Standard's full time employ and shall continue until the amount of Supplemental Deferred Compensation payable to Participant, adjusted for Net Adjustments shall have been paid out.

     Within thirty (30) days after the end of each calendar year ending after the payment of the first installment, the amounts credited less amounts debited to the Participant's Memorandum Account by reason of Net Adjustments for such calendar year or, for the first year in which installment payments commence, the portion thereof after the first installment, shall be determined. In the event that the amount so calculated exceeds the amount which would have been realized from the application of a 10% simple interest rate (a) on Participant's unpaid balance in his separate Memorandum Account as of the first day of such calendar year (excluding from such balance any Excess Return credited in the preceding year), or (b) for the first year in which installment payments commence, on the Supplemental Deferred Compensation, the amount of such excess shall be Excess Return.


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The Excess Return shall be paid within the first thirty (30) days of the calendar year following the calendar year in which the Excess Return was credited. Payment of the Excess Return shall be in addition to the level monthly payments described above.

          (b) In the event Participant has elected a lump sum distribution, the Supplemental Deferred Compensation shall be paid no sooner than thirty (30) nor later than sixty (60) days following the first date that Participant has reached Normal Retirement Date and is no longer in Standard's full time employ.

          (c) In the event the Participant has elected a lump sum payment for some, but not all, of the amounts deferred, then a partial lump sum payment shall be paid no sooner than thirty (30) nor later than sixty (60) days following the first date that Participant has reached Normal Retirement Date and is no longer in Standard's full time employ. The partial lump sum payment shall consist of the amounts deferred, and matching credits applicable thereto, as to which a lump sum payment was elected pursuant to Paragraph 4.3 adjusted for Net Adjustments. The balance of the Supplemental Deferred Compensation shall be paid as provided in Paragraph 4.3(a), with such balance being treated as the Supplemental Deferred Compensation for purposes of Paragraph 4.3(a).

          (d) In the event Participant has not made an election designating a complete or partial lump sum payment pursuant to


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this paragraph 4.3, payment shall be made under the deferred installment method as set forth in Paragraph 4.3(a).

     4.4  Withholding. Payments hereunder are subject to any requirement of
          -----------
withholding imposed by federal, state or local law. The decision of the Board shall be final with respect to a determination of the application of any withholding requirements and computation of amounts withheld.

     4.5  De Minimus Distribution. In the event that payments are to be made
          -----------------------
under the installment method, and at the time the installment payments payable to a Participant commence, or at any time thereafter, the amount of such payment is less than $100, the unpaid balance of the Supplemental Deferred Compensation, adjusted for Net Adjustments, payable to such Participant shall be paid in a single lump sum payment even though the Participant has not elected a lump sum payment.

                           ARTICLE V. Miscellaneous
                           ------------------------
     5.1  Questions Determined by Board. In the event of any questions or
          -----------------------------
dispute as to retirement from full-time employment, the date of commencement of such retirement, what constitutes total and permanent disability, the date of commencement of such disability, the date of death of a Participant or of a Participant's spouse, the identity or interests of various persons in the residual portion of a Participant's estate, or any


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other provisions herein, the decision of a majority of the Board shall be binding on all interested parties.

     5.2  Non-Alienation of Payments. No Participant, spouse, legatee, or
          --------------------------
residuary legatee, as the case may be, or heir or any other person, shall have the right to commute, encumber, assign, transfer, pledge or otherwise anticipate or dispose of the right to receive payments hereunder.

     5.3  No Trust Created; Unsecured Creditors. Notwithstanding anything herein
          -------------------------------------
contained to the contrary, no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind or fiduciary relationship between Standard and the Participants, their designated beneficiaries or any other persons. Any deferred funds shall continue for all purposes to be part of the general assets of Standard, subject to the claims of Standard's creditors, and Standard shall in no way be restricted with regard to the controls, investment and use of such funds. To the extent that any person acquires the right to receive payment from Standard under this Plan, such right shall be no greater than the right of any unsecured general creditor of Standard.

     5.4  Plan Interpretation. All of the terms and provisions of this Plan
          -------------------
shall be interpreted and applied so as to qualify the amounts deferred hereunder as deferred compensation, not taxable to Participants until paid to them pursuant to the Plan. In the event that any of the terms and provisions cannot be so


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interpreted and applied, such terms and provisions shall be null and void; all other provisions shall be given effect separately therefrom and continue in full force and effect.

     5.5  Non-Guarantee of Employment. Nothing contained herein shall be
          ---------------------------
construed as conferring upon a Participant the right to continue in the employ of Standard as an executive or in any other capacity. Standard may terminate the employment of any Participant at any time the Board determines such termination to be for the benefit of the company.

     5.6  Effect on Other Benefits. Any Deferred Compensation or other amounts
          ------------------------
payable under this Plan shall not be deemed salary or other compensation to the Participant for the purpose of computing benefits to which the Participant may be entitled under the Standard Retirement Trust - Home Office Personnel or any other qualified benefit plan of Standard.

     5.7  Governing Law. This Plan shall be construed in accordance with and
          -------------
governed by the laws of the state of Oregon.

     5.8  Section Headings. The headings of this Plan have been inserted for
          ----------------
convenience of reference only and are to be ignored in any construction of the provisions hereof.

                         ARTICLE VI. Amendment of Plan
                         -----------------------------

     6.1  Amendment. The Plan may be amended in whole or in part from time to
          ---------
time by the Board.

     6.2  Notice of Amendment. Notice of every such amendment shall be given in
          -------------------
writing to each Participant and, with respect


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to a deceased Participant, to the person or persons entitled to payment under
Paragraph 4.1(c), provided that notice shall not be required to be given if all of the Supplemental Deferred Compensation adjusted for Net Adjustments of such Participant and interest thereon has been paid.

     6.3  Effective Date. This Amended and Restated Supplemental Deferred
          --------------
Compensation Plan for Senior Officer Management Group shall be effective as of December 31, 1994.

Date: December 22, 1994
      -----------------

                                   STANDARD INSURANCE COMPANY


                                   By: /s/ Ronald E. Timpe
                                       -----------------------------------
                                       Ronald E. Timpe, President




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                        AGREEMENT TO PARTICIPATE IN THE
                  SUPPLEMENTAL DEFERRED COMPENSATION PLAN FOR
                        SENIOR OFFICER MANAGEMENT GROUP


     This Agreement is part of and governed by that Supplemental Deferred Compensation Plan for Senior Officer Management Group (hereinafter referred to as "the Supplemental Plan") effective January 1, 1987 and amended and restated as of December 31, 1994.

     This Agreement is made by and between STANDARD INSURANCE COMPANY, a life insurance company organized and existing under the laws of the State of Oregon (hereinafter referred to as "Standard"), and ____________________(hereinafter referred to as "Employee"), as follows:

     1. Standard currently employs Employee as its _________________with duties as provided by the Bylaws and the Board of Directors.

     2. Employee is entitled to compensation including a fixed annual salary of $ __________ which is paid in equal semi-monthly installments and an amount equal to ____ percent (__%) of his fixed annual salary ("Mandatory Deferral") payment of which is deferred pursuant to the Amended and Restated Deferred Compensation Plan for Senior Officer Management Group effective December 10, 1985 and amended and restated effective December 31, 1994 ("Officers Plan"). In addition, Employee has elected to defer payment of ___________ of his fixed annual salary, __________ of bonuses and ________ of other compensation under the Officers Plan ("Elective Deferrals").

     3. Pursuant to the Supplemental Plan, Employee hereby elects to defer the receipt of the following portions of his compensation, provided that no more than the maximum amount which may be deferred pursuant to the Supplemental Plan, shall be deferred in any calendar year

          (a) ___ percent (__%) of the portion of his fixed annual salary which is not deferred under the Officers Plan.

          (b) ___ percent (__%) of the portion of his bonuses which is not deferred under the Officers Plan

          (c) _____ of the portion of his other compensation which is not deferred under the Officers Plan

The amount so deferred shall be called the "Deferred Compensation." The deferral shall be effective and shall apply


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to compensation earned after December 31, 1994 and prior to January 1, 1996.

     4. The Deferred Compensation shall be credited to a separate memorandum account for the Participant, and Standard shall credit to such account amounts equal to 1.5 times the Deferred Compensation credited pursuant to the Plan. Such credits shall be called the "Matching Amount."

     5. The amounts deferred pursuant to this Agreement, together with the Matching Amount, and Net Adjustments accrued thereon, shall be paid:


          (a)  Amounts deferred from fixed annual salary shall be paid:

               [ ]  in a lump sum

               [ ]  in installments as set forth in the Supplemental Plan


          (b)  Amounts deferred from bonuses shall be paid:

               [ ]  in a lump sum

               [ ]  in installments as set forth in the Supplemental Plan


          (c)  Amounts deferred from other compensation shall be paid:

               [ ]  in a lump sum

               [ ]  in installments as set forth in the Supplemental Plan


     6. All of the terms and conditions of the Supplemental Plan are hereby incorporated by reference.

     7.  This Agreement is irrevocable.


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     8.  This Agreement shall be binding upon the heirs, executors, administrators or other successors in interest of the parties.



          EXECUTED this ____ day of ___________________ , 1994.


                         STANDARD INSURANCE COMPANY


                         By: _____________________________
                             Ronald E. Timpe, President


                         By: _____________________________
                             Ivy E. Lenz, Secretary


                         _________________________________
                         Employee



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